CONSENT OF CROWE CHIZEK AND COMPANY LLC



         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Equitable Federal Savings Bank of Grand Island Employees' Savings & Profit Sharing Plan and Trust of our report dated July 22, 2005 with respect to the financial statements of Equitable Federal Savings Bank of Grand Island included in the Registration Statement on Form SB-2 (File No. 333-126617) and related prospects of Equitable Financial Corp. We also consent to the reference to us under the headings "Material Income Tax Consequences" and "Experts" in the prospectus.



                                              /s/Crowe Chizek and Company LLC
                                              ----------------------------------
                                              Crowe Chizek and Company LLC



Oak Brook, Illinois
November 28, 2005